Exhibit 99.1

Synergy Pharmaceuticals Achieves Cash Balance Requirement to Access Additional Capital

Announces Upcoming Investor Events

NEW YORK, February 1, 2018 —Synergy Pharmaceuticals Inc. (NASDAQ: SGYP), a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies, today announced that it has met the cash balance requirement to access additional capital under the Term Loan Agreement dated as of September 1, 2017 with CRG Servicing LLC.  In addition, Synergy announced details of upcoming investor events, including its financial results call to be held on March 1, 2018.

“Synergy’s cash balance at the end of January was in excess of $128 million, which means we met the financial requirement to access additional capital by February 28, 2018,” said Gary Gemignani, EVP and Chief Financial Officer of Synergy Pharmaceuticals Inc. “With the achievement of this financial condition, we have demonstrated our ability to effectively manage costs while simultaneously investing in strategic initiatives that deliver growth to the company’s top-line. We look forward to providing a full update on our 2017 financial and business performance and go-forward priorities during our March 1st call.”

“Today’s announcement highlights our commitment to implementing cost efficiencies throughout the company while prioritizing investments that will continue to drive the uptake of TRULANCE®, a high value asset now FDA approved in two indications,” said Troy Hamilton, Chief Executive Officer of Synergy. “We are continuing to evaluate all strategic and business development opportunities that align with our mission to deliver long-term value to patients, healthcare providers and our shareholders. We are confident the company is well positioned to execute on its business objectives and look forward to providing regular updates on our progress as we move ahead.”

Upcoming Investor Events

Leerink Partners 7th Annual Global Healthcare Conference:

Synergy is scheduled to participate in the Leerink Partners 7th Annual Global Healthcare Conference on Thursday, February 15, 2018 at the Lotte New York Palace Hotel in New York, NY. A live webcast of Troy Hamilton’s fireside chat with the host analyst will begin at 3:00 p.m. Eastern Time and will be accessible through the Investors section of Synergy’s website at www.synergypharma.com. A replay of the webcast will be available at the same location for 60 days following the conference.

Financial Results Conference Call Details:

Synergy will host a conference call and webcast to discuss its financial and operating results for the fourth quarter and full year ending December 31, 2017 on Thursday, March 1, 2018 at 4:30 p.m. Eastern Time. Participants may access the conference call by dialing 877-407-3978 (US and Canada) or 412-902-0039 (International). Please let the operator know you would like to join the Synergy Pharmaceuticals call.

To access the webcast as well as a PDF copy of the presentation, please visit the Investors section of Synergy’s website at www.synergypharma.com. An audio replay of the conference call will also be available beginning approximately two hours after the call’s conclusion, and will remain available through March 15, 2018. The replay may be accessed by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (International) and entering conference ID number 13668774. A replay of the webcast will also be available on the Investors section of Synergy’s website at www.synergypharma.com.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary GI platform includes one commercial product TRULANCE® and a second product candidate, dolcanatide. For more information, please visit www.synergypharma.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Synergy’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all; the development, launch, introduction and commercial potential of TRULANCE; growth and opportunity, including peak sales and the potential demand for TRULANCE, as well as its potential impact on applicable markets; market size; substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; dependence upon third parties; our financial performance and results, including the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s most recent periodic reports filed with the Securities and Exchange Commission, including Synergy’s Form 10-K for the year ended December 31, 2016. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

212-584-7610

ghopkins@synergypharma.com